                                                                      EXHIBIT 11

                             MEASUREX CORPORATION

                      COMPUTATION OF NET INCOME PER SHARE
                                  (Unaudited)
                       ---------------------------------
              (Dollar amounts in thousands except per share data)

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

                                                    Three Months Ended         Nine Months Ended
                                                   ----------------------    -----------------------
                                                   August 28,   August 29,   August 28,   August 29,
                                                     1994          1993        1994         1993
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
Primary:

  Average shares outstanding                         17,942       17,793       17,915       17,942

  Net effect of dilutive stock options
   based on the treasury stock method
   using average market price                           161          152          183          123
                                                    -------      -------      -------      -------

  Average common and common
   equivalent shares outstanding                     18,103       17,945       18,098       18,065
                                                    =======      =======      =======      =======

  Income before cumulative effect of
   accounting change                                $ 2,538      $ 2,343      $ 6,504      $ 6,253
                                                    =======      =======      =======      =======
 Net income                                         $ 2,538      $ 2,343      $ 7,028      $ 6,253
                                                    =======      =======      =======      =======

  Income per share before cumulative effect
   of accounting change                             $   .14      $   .13      $   .36      $   .35
                                                    =======      =======      =======      =======
  Net income per share                              $   .14      $   .13      $   .39      $   .35
                                                    =======      =======      =======      =======

Fully diluted:  (Note A)

  Average shares outstanding                         17,942       17,793       17,915       17,942

  Net effect of dilutive stock options
   based on the treasury stock method
   using quarter-end market price or
   average market price when greater
   than quarter-end price                               278          221          226          152
                                                    -------      -------      -------      -------

  Average common and common
   equivalent shares outstanding                     18,220       18,014       18,141       18,094
                                                    =======      =======      =======      =======

  Income before cumulative effect of
  accounting change                                 $ 2,538      $ 2,343      $ 6,504      $ 6,253
                                                    =======      =======      =======      =======

  Net income                                        $ 2,538      $ 2,343      $ 7,028      $ 6,253
                                                    =======      =======      =======      =======

  Income per share before cumulative effect
   of accounting change                             $   .14      $   .13      $   .36      $   .35
                                                    =======      =======      =======      =======

  Net income per share                              $   .14      $   .13      $   .39      $   .35
                                                    =======      =======      =======      =======
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  Note A:  Fully diluted earnings per share have been calculated in accordance with Accounting Principles Board Opinion No. 15, "Earnings Per Share".